Exhibit 99.1

Contacts: Maureen Locus, Media Relations	Chris Bremer, Investor Relations
(800) 775-7290	(972) 980-9917

BRINKER INTERNATIONAL REPORTS INCREASES IN THIRD QUARTER FISCAL 2014 EPS
AND COMPARABLE RESTAURANT SALES

DALLAS (April 23, 2014) – Brinker International, Inc. (NYSE: EAT) today announced results for the fiscal third quarter ended March 26, 2014.
Highlights include the following:

•	Earnings per diluted share, excluding special items, increased 16.7 percent to $0.84 compared to $0.72 for the third quarter of fiscal 2013 (see non-GAAP reconciliation below)

•	On a GAAP basis, earnings per diluted share increased 15.5 percent to $0.82 compared to $0.71 for the third quarter of fiscal 2013

•
Company sales increased 2.0 percent to $739.2 million and restaurant operating margin[1] improved approximately 80 basis points to 18.7 percent compared to 17.9 percent for the third quarter of fiscal 2013

•	Brinker International comparable restaurant sales at company-owned restaurants increased 0.7 percent

•	Chili’s domestic comparable restaurant sales[2] includes a 0.7 percent increase for company-owned restaurants and a 0.1 percent increase for franchise operated restaurants

•	Chili's international franchise comparable restaurant sales increased 0.6 percent, representing the 17th consecutive quarterly increase

•	Maggiano’s comparable restaurant sales increased 0.2 percent, representing the 17th consecutive quarterly increase

•	For the first nine months of fiscal 2014, cash flows provided by operating activities were $277.1 million and capital expenditures totaled $114.0 million

•	The company repurchased approximately 1.9 million shares of its common stock for $98.7 million in the third quarter and a total of approximately 4.1 million shares for $191.8 million year-to-date

•	The company paid a dividend of 24 cents per share in the third quarter, an increase of 20 percent over the prior year third quarter

"Brinker delivered another solid quarter of results," said Wyman Roberts, Chief Executive Officer and President. “The effectiveness of our strategies enabled us to deliver double digit EPS growth, positive comp sales, and improved operating margins."

1 Restaurant operating margin is defined as Company sales less Cost of sales, Restaurant labor and Restaurant expenses as a percent of Company sales.
2 Chili's domestic comparable restaurant sales is defined as comparable restaurant sales generated from company-owned and franchise operated Chili's restaurants in the United States.

Exhibit 99.1

Table 1: Monthly and Q3 comparable restaurant sales
Q3 14 and Q3 13, company-owned, reported brands and franchise; percentage

	Jan	Feb	March	Q3 14	Q3 13
Brinker International	0.1	1.3	0.7	0.7	(0.9)
Chili’s Company-Owned[1]
Comparable Restaurant Sales	0.0	1.5	0.9	0.7	(1.1)
Pricing Impact	1.1	1.2	1.2	1.1	1.5
Mix-Shift	0.0	1.5	1.1	0.8	0.6
Traffic	(1.1)	(1.2)	(1.4)	(1.2)	(3.2)
Maggiano’s
Comparable Restaurant Sales	0.8	0.3	(0.8)	0.2	0.4
Pricing Impact	1.6	1.3	1.5	1.5	1.6
Mix-Shift	0.4	0.1	(2.2)	(0.4)	(0.2)
Traffic	(1.2)	(1.1)	(0.1)	(0.9)	(1.0)

Franchise[2]				0.2	1.3
U.S. Comparable Restaurant Sales				0.1	(0.3)
International Comparable Restaurant Sales				0.6	5.1

Domestic[3]				0.5	(0.8)
System-wide[4]				0.5	(0.2)

1
Chili's company-owned comparable restaurant sales do not include sales generated by the 11 restaurants acquired in Canada in June 2013. Acquired or newly opened restaurants are not included in this calculation until 18 months of operations are completed.

2
Revenues generated by franchisees are not included in revenues on the consolidated statements of comprehensive income; however, we generate royalty revenue and advertising fees based on franchisee revenues, where applicable. We believe including franchisee comparable restaurant sales provides investors information regarding brand performance that is relevant to current operations and may impact future restaurant development.

3	Domestic comparable restaurant sales percentages are derived from sales generated by company-owned and franchise operated Chili's restaurants in the United States.
4	System-wide comparable restaurant sales are derived from sales generated by company-owned Chili’s and Maggiano’s restaurants in addition to the sales generated at franchise operated restaurants.

Quarterly Operating Performance
CHILI’S third quarter company sales increased to $645.8 million from $632.6 million in the prior year primarily due to the acquisition of 11 restaurants in Canada, as well as increases in domestic restaurant capacity and comparable restaurant sales. As compared to the prior year, Chili’s operating margin improved. Cost of sales, as a percent of company sales, was favorably impacted by the introduction of new menu items, improved waste control, efficiency gains related to new kitchen equipment and menu pricing. Commodity pricing was flat with higher meat and seafood costs offset by other items. Restaurant labor, as a percent of company sales, was positively impacted by favorable health insurance expenses coupled with leverage related to higher revenue, partially offset by higher restaurant manager salaries and bonuses. Restaurant expenses, as a percent of company sales, were negatively impacted by higher advertising and utilities expense.
MAGGIANO’S third quarter company sales of $93.4 million increased 1.4 percent primarily driven by increases in restaurant capacity and menu pricing. As compared to the prior year, Maggiano's restaurant operating margin improved slightly. Cost of sales, as a percent of company sales, was positively impacted by favorable commodity pricing and increased menu pricing, partially offset by unfavorable mix changes. Restaurant labor, as a percent of company sales, was positively impacted by lower performance based compensation. Restaurant expenses, as a percent of company sales, were negatively impacted by higher advertising and facilities costs.

Exhibit 99.1

FRANCHISE AND OTHER revenues totaled $19.2 million for the third quarter, an increase of 6.1 percent compared to $18.1 million in the prior year driven primarily by other revenues. International comparable restaurant sales increased 0.6 percent and U.S. franchise comparable restaurant sales increased 0.1 percent. Brinker franchisees generated approximately $414 million in sales1 for the third quarter of fiscal 2014.

[1]	Royalty revenues are recognized based on the sales generated and reported to the company by franchisees.
Other
Depreciation and amortization expense increased $1.0 million for the quarter primarily due to investments in the Chili's reimage program, kitchen equipment, as well as the acquisition of 11 restaurants in Canada, partially offset by an increase in fully depreciated assets.
On a GAAP basis, the effective income tax rate increased to 30.4 percent in the current quarter from 28.7 percent in the prior year. Excluding the impact of special items, the effective income tax rate increased to 30.6 percent in the current quarter compared to 28.9 percent in the prior year. The increase in the effective tax rates was primarily due to increased earnings and lower tax credits as the impact of tax benefits related to special items was equivalent for each quarter.
Non-GAAP Reconciliation
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the company’s ongoing operating performance and a more relevant comparison to prior period results. Special items in the third quarter of fiscal 2014 consist primarily of charges associated with closed restaurants.
Table 2: Reconciliation of net income excluding special items
Q3 14 and Q3 13; $ millions and $ per diluted share after-tax

	Q3 14	EPS Q3 14	Q3 13	EPS Q3 13
Net Income	56.3	0.82	52.0	0.71
Other (Gains) and Charges, net of taxes[1]	1.3	0.02	0.9	0.01
Net Income excluding Special Items	57.6	0.84	52.9	0.72

1	Pre-tax Other gains and charges were $2.1 million and $1.6 million in the third quarter of fiscal 2014 and 2013, respectively.
Guidance Policy
Brinker provides annual guidance as it relates to comparable restaurant sales, earnings per diluted share, and other key line items in the comprehensive income statement and will only provide updates if there is a material change versus the original guidance. Consistent with prior practice, management will not discuss intra-period sales or other key operating results not yet reported as the limited data may not accurately reflect the final results of the period or quarter referenced.

Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter. The call will broadcast live on the Brinker website (www.brinker.com) at 9 a.m. CDT today (April 23). For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on the Brinker website until the end of the day May 21, 2014.
Additional financial information, including statements of income which detail operations excluding special items, franchise and other revenues, and comparable restaurant sales trends by brand, is also available on the Brinker website under the Financial Information section of the Investor tab.

Exhibit 99.1

Forward Calendar

-	SEC Form 10-Q for third quarter fiscal 2014 filing on or before May 5, 2014; and

-	Fourth quarter earnings release, before market opens, Aug. 7, 2014.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies. Founded in 1975 and based in Dallas, Texas, as of March 26, 2014, Brinker owned, operated, or franchised 1,608 restaurants under the names Chili’s® Grill & Bar (1,563 restaurants) and Maggiano’s Little Italy® (45 restaurants).
Forward-Looking Statements
The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by general business and economic conditions, financial and credit market conditions, credit availability, reduced disposable income, the impact of competition, the impact of mergers, acquisitions, divestitures and other strategic transactions, franchisee success, the seasonality of the company’s business, adverse weather conditions, future commodity prices, product availability, fuel and utility costs and availability, terrorist acts, consumer perception of food safety, changes in consumer taste, health epidemics or pandemics, changes in demographic trends, availability of employees, unfavorable publicity, the company’s ability to meet its business strategy plan, acts of God, governmental regulations and inflation.
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Exhibit 99.1

BRINKER INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	March 26, 2014	March 27, 2013	March 26, 2014	March 27, 2013
Revenues:
Company sales	$739,200	$724,693	$2,088,087	$2,057,490
Franchise and other revenues (a)	19,208	18,066	58,640	58,540
Total revenues	758,408	742,759	2,146,727	2,116,030
Operating costs and expenses:
Company restaurants (excluding depreciation and amortization)
Cost of sales	195,439	198,316	561,276	567,602
Restaurant labor	233,890	231,822	672,525	667,865
Restaurant expenses	171,574	164,537	508,405	489,781
Company restaurant expenses	600,903	594,675	1,742,206	1,725,248
Depreciation and amortization	34,218	33,222	100,912	98,830
General and administrative	34,009	33,986	98,792	102,289
Other gains and charges (c)	2,088	1,550	4,315	2,227
Total operating costs and expenses	671,218	663,433	1,946,225	1,928,594
Operating income	87,190	79,326	200,502	187,436
Interest expense	7,068	7,085	21,128	21,040
Other, net	(693)	(573)	(1,736)	(2,096)
Income before provision for income taxes	80,815	72,814	181,110	168,492
Provision for income taxes	24,552	20,863	55,891	51,500
Net income	$56,263	$51,951	$125,219	$116,992

Basic net income per share	$0.85	$0.73	$1.88	$1.61

Diluted net income per share	$0.82	$0.71	$1.83	$1.56

Basic weighted average shares outstanding	66,479	71,067	66,661	72,511

Diluted weighted average shares outstanding	68,342	73,341	68,591	74,873

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment (b)	$(1,108)	$—	$(1,862)	$—
Other comprehensive loss	(1,108)	—	(1,862)	—
Comprehensive income	$55,155	$51,951	$123,357	$116,992

(a)	Franchise and other revenues primarily includes royalties, development fees and franchise fees, banquet service charge income, and gift card activity (breakage and discounts).

(b)
The company’s Canadian operation uses the Canadian dollar as its functional currency. The foreign currency translation adjustment included in the company’s comprehensive income represents the unrealized impact of translating the financial statements of the Canadian entity to U.S. dollars. This amount is not included in net income and would only be realized upon disposition of the business.

Exhibit 99.1

(c)	Other gains and charges include:

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	March 26, 2014	March 27, 2013	March 26, 2014	March 27, 2013
Restaurant impairment charges	$—	$—	$1,285	$661
Restaurant closure charges	1,224	305	2,330	2,887
Severance and other benefits	717	1,269	1,110	1,269
Gains on the sale of assets, net	—	(81)	(579)	(2,430)
Other	147	57	169	(160)
	$2,088	$1,550	$4,315	$2,227

Exhibit 99.1

BRINKER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 26, 2014	June 26, 2013

ASSETS
Current assets	$195,156	$198,591
Net property and equipment (a)	1,037,409	1,035,815
Total other assets	217,513	218,197
Total assets	$1,450,078	$1,452,603
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current installments of long-term debt	$27,810	$27,596
Current liabilities	388,484	362,615
Long-term debt, less current installments	817,259	780,121
Other liabilities	128,419	132,914
Total shareholders’ equity	88,106	149,357
Total liabilities and shareholders’ equity	$1,450,078	$1,452,603

(a)
At March 26, 2014, the company owned the land and buildings for 190 of the 880 company-owned restaurants. The net book values of the land and buildings associated with these restaurants totaled $142.9 million and $118.2 million, respectively.

Exhibit 99.1

BRINKER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Thirty-Nine Week Periods Ended
	March 26, 2014	March 27, 2013
Cash Flows From Operating Activities:
Net income	$125,219	$116,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100,912	98,830
Stock-based compensation	12,990	12,909
Restructure charges and other impairments	3,836	3,792
Net loss on disposal of assets	3,208	1,115
Changes in assets and liabilities	30,935	(11,002)
Net cash provided by operating activities	277,100	222,636
Cash Flows from Investing Activities:
Payments for property and equipment	(113,980)	(98,690)
Proceeds from sale of assets	833	6,535
Net cash used in investing activities	(113,147)	(92,155)
Cash Flows from Financing Activities:
Purchases of treasury stock	(191,811)	(191,799)
Borrowings on revolving credit facility	98,000	110,000
Payments on revolving credit facility	(40,000)	—
Payments of dividends	(47,556)	(42,161)
Excess tax benefits from stock-based compensation	17,972	7,811
Payments on long-term debt	(19,890)	(19,785)
Proceeds from issuances of treasury stock	24,574	32,042
Net cash used in financing activities	(158,711)	(103,892)
Net change in cash and cash equivalents	5,242	26,589
Cash and cash equivalents at beginning of period	59,367	59,103
Cash and cash equivalents at end of period	$64,609	$85,692

Exhibit 99.1

BRINKER INTERNATIONAL, INC.
RESTAURANT SUMMARY

	Third Quarter Openings Fiscal 2014	Total Restaurants March 26, 2014	Projected Openings Fiscal 2014
Company-Owned Restaurants:
Chili’s Domestic	2	823	6-8
Chili’s International	—	12	2-4
Maggiano’s	—	45	1-2
	2	880	9-14
Franchise Restaurants:
Chili’s Domestic	—	441	3
Chili's International	10	287	31-33
	10	728	34-36
Total Restaurants:
Chili’s Domestic	2	1,264	9-11
Chili's International	10	299	33-37
Maggiano’s	—	45	1-2
	12	1,608	43-50

FOR ADDITIONAL INFORMATION, CONTACT:
CHRIS BREMER
INVESTOR RELATIONS
(972) 980-9917
6820 LBJ FREEWAY
DALLAS, TEXAS 75240